FOR FURTHER INFORMATION CONTACT:
Michael A. Bender
SVP, Chief Financial Officer
(480) 315-6634
Investorrelations@spiritrealty.com

Press Release

Spirit Realty Capital Announces Issuance of $330 Million
A+ Rated Net-Lease Mortgage Notes
by Spirit Master Funding VII LLC

Scottsdale, AZ, December 23, 2013 – Spirit Realty Capital, Inc. (“Spirit Realty”) (NYSE: SRC), a real estate investment trust (REIT) that invests in single-tenant operationally essential real estate, today announced that its subsidiary, Spirit Master Funding VII LLC, (“SMF VII”) issued $330 million in principal amount of net-lease mortgage notes (the “Issue”) in a transaction exempt from registration under the Securities Act and sold to Qualified Institutional Buyers under Rule 144A. The investment grade note issuance by SMF VII marked the successful establishment by Spirit Realty of a net-lease mortgage securitization platform designed to facilitate the financing of its net-leased commercial real estate portfolio.

The Issue, rated “A+” by both Standard & Poor’s Ratings Services and Kroll Bond Rating Agency, Inc., is comprised of $125 million of approximately 3.9% Series 2013-1 Class A interest only, net-lease mortgage notes expected to be repaid in December 2018 and $205 million of approximately 5.3% Series 2013-2 Class A amortizing net-lease mortgage notes expected to be repaid in December 2023. The notes are secured by the assets of SMF VII and are non-recourse. Spirit Realty will use the proceeds of the Issue to replace shorter-term debt, to fund fourth quarter 2013 acquisition activity and for general corporate purposes.

The joint-book running managers for the Issue were Morgan Stanley & Co. LLC and Deutsche Bank Securities, Inc.

“This investment-grade transaction locks in attractive long-term financing as we continue our strategy of investing in operationally essential, single-tenant real estate with long-term, triple-net leases that generate predictable and consistent cash flows,” said Thomas H. Nolan, Jr., the Chairman and Chief Executive Officer of Spirit Realty. “In addition, this offering will support our fourth quarter acquisition activity and increase our financial flexibility as we enter 2014.”

This announcement is for information purposes only and does not constitute or form any part of an offer to sell or the solicitation of an offer to acquire, purchase or subscribe for securities, nor shall there be any sale of the securities described above in any jurisdiction in which their offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. The notes will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.
About Spirit Realty Capital
Spirit Realty Capital was formed in 2003 to invest in single-tenant operationally essential real estate, which refers to generally free-standing, commercial real estate facilities where tenants conduct retail, service or distribution activities that are essential to the generation of their sales and profits. Spirit Realty Capital completed its initial public offering in September 2012 and trades under the symbol “SRC” on the New York Stock Exchange. Spirit Realty Capital has an estimated enterprise value of $7.0 billion comprising a diverse portfolio of 2,083 properties across 48 states as of September 30, 2013. There are approximately 370.4 million shares of Spirit Realty Capital common stock outstanding as of September 30, 2013. More information about Spirit Realty Capital can be found at www.spiritrealty.com.
Forward-Looking and Cautionary Statements
Statements contained in this press release that are not historical facts are forward-looking statements. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, our continued ability to source new investments, risks associated with using debt to fund the company’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the real estate markets), risks related to the recent significant merger we completed, our ability to integrate the portfolios, disruption from the merger making it more difficult to maintain business and operational relationships, unknown liabilities acquired in connection with the acquired properties of the merger counterparty, portfolios of properties, or interests in real-estate related entities, and those discussed in the Company’s filings with the Securities and Exchange Commission from time to time, including the pre-merger entities’ Annual Reports on Form 10-K, as well as the Company’s press releases, which can be found on the Company’s website at www.spiritrealty.com. The Company expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.